                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                            KNOWLES ELECTRONICS, INC.

                                     * * * *

           Adopted in accordance with the provisions of ss. 242 of the General Corporation Law of the State of Delaware

                                     * * * *

            Reg G. Garratt, being the Chief Executive Officer of Knowles Electronics. Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

            FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the holders of at least a majority of the issued and outstanding shares of Capital Stock of the Corporation entitled to vote thereon for their consideration and approval:

            "FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") be, and hereby is, amended in accordance with ss.242 of the General Corporation Law of the State of Delaware by deleting ARTICLE ONE thereof in its entirety and substituting therefor ARTICLE ONE as follows:

                                  "ARTICLE ONE

            The name of the corporation is Knowles Electronics Holdings, Inc. (the "Corporation").""

            SECOND: The Amendment was duly adopted in accordance with ss. 228 and ss. 242 of the General Corporation Law of the State of Delaware by the holders of at least a majority of the issued and outstanding shares of the Capital Stock of the Corporation entitled to vote thereon. Written notice has been given to the holders of the issued and outstanding shares of Capital Stock of the Corporation who have not consented in writing to the Amendment.

            IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 1st day of September, 1999.

                                              Knowles Electronics, Inc.,
                                               a Delaware corporation

                                              By: /s/ Reg  G. Garratt
                                                  ------------------------------
                                                  Reg G. Garratt
                                                  Chief Executive Officer


                                       -2-